Exhibit 31.2

CERTIFICATION

I, John Marshaleck, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Maiden Holdings, Ltd.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: October 15, 2010	/s/ JOHN MARSHALECK
	Name:	John Marshaleck
	Title:	Chief Financial Officer (Principal Financial Officer)